UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549



                                  FORM 8-K/A

                                CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
                            EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): December 18, 1997



                                  ELCOTEL, INC.
              (Exact name of registrant as specified in its charter)



                                    Delaware
                   (State or other jurisdiction of incorporation)



         0-15205                                          59-2518405
(Commission File Number)                      (IRS Employer Identification No.)







                       6428 Parkland Drive, Sarasota, Florida
                      (Address of principal executive offices)


                                        34243
                                     (Zip Code)

                                   (941) 758-0389
                (Registrant's telephone number, including area code)

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

	On December 24, 1997, Elcotel, Inc., a Delaware corporation ("Elcotel"), filed with the Securities and Exchange Commission a Current Report on Form 8-K with respect to Elcotel's acquisition of Technology Service Group, Inc. ("TSG"). This amendment is being filed for the purpose of including financial statements and pro forma financial information and should be read in conjunction with the Form 8-K.

	This report contains certain forward looking information with respect to plans, projections or future performance of Elcotel, the occurrence of which involve certain risks and uncertainties that could cause Elcotel's actual results to differ materially from those expected by Elcotel, including the risk of adverse regulatory action affecting Elcotel's business or the business of Elcotel's customers, the integration of operations resulting from recent acquisitions, competition, the risk of obsolescence of its products, changes in the international business climate, general economic conditions, seasonality, changes in industry practices, the outcome of the Bethlahmy class action law suit, and uncertainties detailed in Elcotel's filings with the Security and Exchange Commission.

(a)  Financial Statements of Business Acquired

	The consolidated balance sheets of TSG as of March 28, 1997 and March 29, 1996 and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the years ended
March 28, 1997 and March 29, 1996, five months ended March 31, 1995, and seven months ended October 30, 1994 (the "audited consolidated financial statements of TSG") are set forth in Appendix C (pages C-1 through C-28) of Elcotel's Registration Statement on Form S-4, Registration No. 333-38439, dated October 22, 1997, which financial statements are incorporated herein by reference.

	The consolidated balance sheet of TSG as of March 28, 1997, which has been derived from the audited financial statements of TSG set forth in Elcotel's Registration Statement on Form S-4, Registration No. 333-38439, dated
October 22, 1997, the unaudited consolidated balance sheet of TSG at December 18, 1997 (the acquisition date), and the related unuadited consolidated statements of operations and cash flows for the period March 29, 1997 to December 18, 1997 and for the nine months ended December 27, 1996 and statement of changes in stockholders' equity for the period March 29, 1997 to December 18, 1997 are set forth herein beginning on page 3.

(b)  Pro Forma Financial Information

	The condensed consolidated balance sheet of Elcotel at December 31, 1997 which reflects the acquisition of TSG is set forth on pages 1 through 11 of the Elcotel's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997, which balance sheet is incorporated herein by reference.

	The proforma consolidated statements of operations of Elcotel for the nine months ended December 31, 1997 (which include the results of operations of TSG from the date of acquisition) and the year ended March 31, 1997 are set forth herein beginning on page 13.

(c)  Exhibits

     Exhibit
      Number             Description
     -------             ------------

     23.1 Consent of Deloitte & Touche LLP with respect to the financial statements of Technology Service Group, Inc.

                       TECHNOLOGY SERVICE GROUP, INC.

                     CONSOLIDATED FINANCIAL STATEMENTS

                AS OF DECEMBER 18, 1997 AND FOR THE PERIOD
                    MARCH 29, 1997 TO DECEMBER 18, 1997

                           TECHNOLOGY SERVICE GROUP, INC.
                                   BALANCE SHEETS
                    (Dollars in thousands except per share data)


                                              December 18,         March 28,
                                                  1997                1997
                                              ------------       ------------
                                              (Unaudited)

ASSETS
Current assets:
  Cash                                           $    239          $     68
  Accounts receivable, less allowance
    for doubtful accounts of $114 and
    $147, respectively                              3,703             3,235
    Inventories                                    11,103            10,879
    Refundable income taxes                           469                --
    Deferred tax asset                                463               543
    Prepaid expenses and other current assets          12               141
                                                  -------           -------
          Total current assets                     15,989            14,866

Property and equipment, net                           662               847
Goodwill                                            3,122             3,252
Other assets                                        1,051               807
                                                  -------           -------
                                                  $20,824           $19,772
                                                  =======           =======



LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Bank overdraft                                  $    --           $   243
  Borrowings under revolving credit agreement       3,970             3,811
  Accounts payable                                  3,448             1,047
  Income taxes payable                                 --               126
  Deferred revenue                                     --               375
  Accrued liabilities                                 819             1,015
  Accrued restructuring charges                        --                28
                                                  -------           -------
          Total current liabilities                 8,237             6,645
Long-term liabilities                                  --                --
                                                  -------           -------
                                                    8,237             6,645
                                                  -------           -------
Commitments and contingencies (Note 8)                 --                --
Stockholders' equity:
  Preferred stock, $100 par value,
    100,000 shares authorized, none
    issued or outstanding                              --                --
  Common stock, $.01 par value, 10,000,000
    shares authorized, 4,708,851 and 4,701,760
    shares issued and outstanding, respectively        47                47
    Capital in excess of par value                 11,990            11,963
    Retained earnings                                 560             1,122
    Cumulative translation adjustment                 (10)               (5)
                                                  -------           -------
      Total stockholders' equity                   12,587            13,127
                                                  -------           -------
                                                  $20,824           $19,772
                                                  =======           =======


The accompanying notes are an integral part of these consolidated financial statements.

                           TECHNOLOGY SERVICE GROUP, INC.
                       CONSOLIDATED STATEMENTS OF OPERATIONS
                        (In thousands except per share data)

                                     (Unaudited)



                                                 March 29,           Nine
                                                   1997             Months
                                                    to              Ended
                                                December 18,     December 27,
                                                    1997             1996
                                                ------------     ------------


Net sales                                         $20,304           $27,792
                                                  -------           -------

Costs and expenses:
  Cost of goods sold                               17,347            22,199
  General and administrative expenses               1,766             1,866
  Marketing and selling expenses                      565               735
  Engineering, research and development expenses    1,286             1,396
  Litigation settlement                                --              (105)
  Interest expense                                    192               304
  Restructuring charges                                --                63
  Other (income)                                       (6)             (103)
                                                  -------           -------
                                                   21,150            26,355
                                                  -------           -------
Income (loss) before income tax
  (expense) benefit                                  (846)            1,437
Income tax (expense) benefit                          284              (439)
                                                  -------           -------
Net income (loss)                                 $  (562)          $   998
                                                  =======           =======

Income (loss) per common and common
  equivalent share:
  Basic                                           $ (0.12)          $  0.22
                                                  =======           =======
  Diluted                                         $ (0.12)          $  0.21
                                                  =======           =======

Weighted average number of common and
  common equivalent shares outstanding:
  Basic                                             4,706             4,498
                                                  =======           =======
  Diluted                                           4,706             4,863
                                                  =======           =======




The accompanying notes are an integral part of these consolidated financial statements.

                           TECHNOLOGY SERVICE GROUP, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                                 March 29,           Nine
                                                   1997             Months
                                                    to              Ended
                                                December 18,     December 27,
                                                    1997             1996
                                                ------------     ------------
Cash flows from operating activities
  Net income (loss)                               $  (562)          $   998
    Adjustments to reconcile net income (loss) to
      net cash provided by (used for) operating
      activities
        Depreciation and amortization                 546               837
        Provisions for inventory losses and
          warranty expense                            457               397
        Provision for uncollectible accounts
          receivable                                  (37)               14
        Loss (gain) on disposition of assets           37               (47)
        Restructuring charges                          --                63
        Deferred tax expense (benefit)                171               (63)
        Changes in operating assets and liabilities:
         (Increase) decrease in accounts receivable  (431)            1,781
         (Increase) in inventories                   (282)           (4,630)
         (Increase) in refundable income taxes       (469)               --
         (Increase) decrease in prepaid expenses and
           other current assets                       129               (21)
         (Increase) in other assets                  (354)             (282)
         Increase (decrease) in accounts payable    2,401            (3,189)
         (Decrease) in income taxes payable          (126)               (2)
         (Decrease) in deferred revenue              (375)             (541)
         (Decrease) in accrued liabilities           (595)             (669)
         (Decrease) in accrued restructuring charges  (28)               (9)
         Other                                         (5)               --
                                                  -------           -------
         Net cash provided by (used for)
           operating activities                       477            (5,363)
                                                  -------           -------
Cash flows from investing activities
  Capital expenditures                               (289)             (248)
  Proceeds from disposition of assets                  40                58
                                                  -------           -------
    Net cash used for investing activities           (249)             (190)
                                                  -------           -------
Cash flows from financing activities
  Net proceeds (payments) under revolving
    credit agreement                                  159             2,855
  Proceeds from initial public offering,
    net of issuance expenses                           --             8,632
  Proceeds from exercise of common stock
    options and warrants                               27               216
  Repayment of notes payable to stockholders           --            (2,800)
  Principal payments on long-term debt and
    capital lease obligations                          --            (2,600)
  Decrease in bank overdraft                         (243)             (725)
                                                  -------           -------
    Net cash provided by (used for)
      financing activities                            (57)            5,578
                                                  -------           -------
Increase in cash                                      171                25
Cash, beginning of period                              68                20
                                                  -------           -------
Cash, end of period                               $   239           $    45
                                                  =======           =======

The accompanying notes are an integral part of these consolidated financial statements.



                           TECHNOLOGY SERVICE GROUP, INC.
             CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE PERIOD MARCH 29, 1997 TO DECEMBER 18, 1997
                                 (Dollars in thousands)

                                      (Unaudited)



                                      Capital in             Cumulative
                              Common   Excess of   Retained Translation
                               Stock   Par Value   Earnings  Adjustment     Total
                            ---------- ---------- ---------- ----------  ----------


Balance at March 28, 1997     $    47    $11,963    $ 1,122    $    (5)    $13,127

Issuance of 7,091 shares
upon exercise of common stock
options and purchase rights        --         27         --         --          27

Net loss for the period            --         --       (562)        --        (562)

Foreign currency translation
adjustment                         --         --         --         (5)         (5)
                              -------    -------    -------     -------    -------
Balance at December 18, 1997  $    47    $11,990    $   560     $   (10)   $12,587
                              =======    =======    =======     =======    =======







The accompanying notes are an integral part of these consolidated financial statements.


                           TECHNOLOGY SERVICE GROUP, INC.
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (Dollars in thousands, except per share amounts)
                                   (Unaudited)

1.  ACQUISITION

        On December 18, 1997, Technology Service Group, Inc. ("TSG") was acquired by Elcotel, Inc. ("Elcotel") via the merger (the "Merger") of Elcotel Hospitality Services, Inc. ("EHS"), a wholly owned subsidiary of Elcotel, into TSG, pursuant to an Agreement and Plan of Merger dated as of August 13, 1997
(as amended) among TSG, Elcotel and EHS (the "Merger Agreement"). Immediately following the consummation of the Merger, TSG became a wholly owned subsidiary
of Elcotel.   Pursuant to the Merger Agreement, each issued and outstanding share of common stock of TSG was converted into the right to receive 1.05 shares of common stock of Elcotel and in accordance with this formula, the stockholders of TSG were entitled to receive an aggregate of 4,944,292 shares of common stock of Elcotel. In addition, as a result of the Merger, holders of options and rights to purchase shares of common stock of TSG pursuant to TSG's option and stock purchase plans received options and rights to purchase, at a proportionately reduced per share exercise price, a number of shares of common stock of Elcotel equal to 1.05 times the number of shares of common stock of TSG they were entitled to purchase immediately prior to the Merger under such options and rights. Similarly, holders of warrants to purchase shares of common stock of TSG received warrants to purchase, at a proportionately reduced per share exercise price, a number of shares of common stock of Elcotel equal to 1.05 times the number of shares of common stock of TSG they were entitled to purchase immediately prior to the Merger under such warrants.

2.  CONSOLIDATED FINANCIAL STATEMENTS

        The consolidated financial statements included herein consist of the consolidated balance sheet of TSG as of March 28, 1997, which has been derived from the audited consolidated financial statements included in TSG's annual report on Form 10-K for the fiscal year ended March 28, 1997, the unaudited consolidated balance sheet of TSG at December 18, 1997 (the Merger date), and the related unaudited consolidated statements of operations and cash flows for the period March 29, 1997 to December 18, 1997 and for the nine months ended December 26, 1996, and the unaudited consolidated statement of changes in stockholders' equity for the period March 29, 1997 to December 18, 1997.

        The accompanying unaudited consolidated balance sheet as of December 18, 1997 and unaudited consolidated statements of operations and cash flows for the period March 29, 1997 to December 18, 1997 and nine months ended December 27, 1996, and statement of changes in stockholders' equity for the period March 29, 1997 to December 18, 1997 have been derived from TSG's books and records without audit. In the opinion of management, all adjustments, consisting only of normal recurring accruals and adjustments, necessary for a fair presentation of the financial position of TSG at December 18, 1997 and its operations and its cash flows for the periods presented have been made.

        The accompanying consolidated financial information does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the audited consolidated financial statements and footnotes included in TSG's annual report on Form 10-K for the fiscal year ended March 28, 1997.

3.  INVENTORIES

        Inventories at December 18, 1997 and March 28, 1997 consisted of the following:


                                       December 18,      March 28,
                                           1997            1997
                                       ------------    ------------
        Raw materials                   $  2,334         $  6,154
        Work-in-process                    3,633            2,117
        Finished goods                     6,408            4,036
                                        --------         --------
                                          12,375           12,307
        Reserve for potential losses      (1,272)          (1,428)
                                        --------         --------
                                        $ 11,103         $ 10,879
                                        ========         ========

4.  BORROWINGS UNDER REVOLVING CREDIT AGREEMENT

        Prior to the Merger date, TSG was able to borrow up to a maximum of $9,000 under the terms of a Loan and Security Agreement (the "Loan Agreement") between TSG and its bank. The Loan Agreement provided for revolving credit indebtedness up to the maximum amount based on specified percentages applied to the value of collateral consisting of accounts receivable and inventories.
At December 18, 1997 and March 28, 1997, TSG had outstanding indebtedness of $3,970 and $3,811, respectively, under the Loan Agreement. Indebtedness outstanding under the Loan Agreement was collateralized by substantially all assets of TSG including accounts receivable, inventories and property and equipment. Interest was payable monthly at a variable rate per annum equal to 1.5% above a base rate quoted by Citibank N.A. (8.5% at December 18, 1997 and March 28, 1997). In connection with the Merger, TSG's indebtedness under the Loan Agreement was retired by Elcotel, and the Loan Agreement was terminated in accordance with its terms.
5.  INCOME PER COMMON AND COMMON EQUIVALENT SHARE

        In February 1997, the Financial Accounting Standards Board issued Statement of Financial Standards No. 128, Earnings Per Share ("SFAS 128"). SFAS 128 requires disclosure of basic earnings per share based on income
(loss) available to common stockholders and the weighted average number of common shares outstanding during the period, and diluted earnings per share based on income (loss) available to common stockholders and the weighted average number of common and dilutive potential common shares outstanding during the period. In accordance with the requirements of SFAS 128, TSG adopted the new disclosure requirements during the period ended
December 18, 1997. Accordingly, net income (loss) per common share for the nine months ended December 27, 1996 has been restated.

        The following table represents the computation of basic and diluted earnings per common share as required by SFAS 128.


                                                 March 29,           Nine
                                                   1997             Months
                                                    to              Ended
                                                December 18,     December 27,
(In thousands, except per share data)               1997             1996
                                                ------------     ------------


Basic earnings per share:
  Net income (loss) applicable to common shares   $  (562)       $    998
  Weighted average common shares outstanding        4,706           4,498
  Basic income (loss) per share                   $ (0.12)       $    .22
Diluted earnings per share
  Net income (loss) applicable to common shares   $  (562)       $    998
  Weighted average common shares outstanding        4,706           4,498
  Common stock equivalents                             --             365
  Total weighted average shares                     4,706           4,863
  Diluted income (loss) per share                 $  (.12)      $     .21

6.  INCOME TAXES

        Income tax expense (benefit) charged (credited) to operations for the period March 29, 1997 to December 18, 1997 and for the nine months ended December 27, 1996 is summarized as follows:



                                                 March 29,           Nine
                                                   1997             Months
                                                    to              Ended
                                                December 18,     December 27,
                                                    1997             1996
                                                ------------     ------------

          Current tax expense (benefit):
            Federal                               $  (403)      $   492
            State                                     (52)           10
                                                  -------       -------
                                                     (455)          502
                                                  -------       -------
          Deferred tax expense (benefit):
            Federal                                   168           (65)
            State                                       3             2
                                                  -------       -------
                                                      171           (63)
                                                  -------       -------
                                                  $  (284)      $   439
                                                  =======       =======

        A reconciliation of income tax expense (benefit) determined by applying the U.S. statutory federal income tax rate to income (loss) before income taxes and income tax expense (benefit) charged (credited) to operations for the period March 29, 1997 to December 18, 1997 and for the nine months ended December 27, 1996 is as follows:


                                                 March 29,           Nine
                                                   1997             Months
                                                    to              Ended
                                                December 18,     December 27,
                                                    1997             1996
                                                ------------     ------------

          Income tax expense at U.S. statutory
            rate                                  $  (288)      $   488
          State taxes, net of federal benefit         (34)           46
          Non-deductible expenses                      24            43
          Utilization of loss carryforwards           (72)          (72)
          Other                                        86           (66)
                                                  -------       -------
          Income tax expense (benefit)
          charged (credited) to operations        $  (284)      $   439
                                                  =======       =======


7.  SUPPLEMENTAL CASH FLOW INFORMATION

        Supplemental cash flow information for the period March 29, 1997 to December 18, 1997 and for the nine months ended December 27, 1996 consists of the following:

                                                 March 29,           Nine
                                                   1997             Months
                                                    to              Ended
                                                December 18,     December 27,
                                                    1997             1996
                                                ------------     ------------

          Interest paid                           $   224       $   422
          Income taxes paid                           140           504
          Deferred offering expenses charged
            against proceeds of initial public
            offering                                   --           338
          Retirement of capital lease obligation
            and write-off of property and equipment    --           934
          Write-off of property and equipment
            against accrued restructuring charges      --            41
          Realization of deferred tax assets
            applied to goodwill                       171           503

8.	COMMITMENTS AND CONTINGENT LIABILITIES

        In June 1997, TSG entered into an agreement with Southwestern Bell Telephone Company ("SWB") that superseded and terminated a December 1994 agreement. Under the later agreement, TSG agreed to reduce SWB's remaining purchase commitment to approximately $3,000 from approximately $8,000 under the former agreement. In addition, TSG provided an upgraded electronic key product and, among other things, agreed to provide equipment and software to upgrade SWB's payphone management system. SWB made a $250 cash payment to TSG upon execution of the later agreement, terminated TSG's obligation to pay royalties on sales of a certain product to other customers, terminated a contingent obligation of TSG to repay revenue of $375 from the sale of product software under the former agreement, and agreed to make additional cash payments to TSG of $250 on July 2, 1997, $100 on September 1, 1997, $150 on December 31, 1997 and $250 on March 31, 1998 subject to TSG's compliance with its obligations, including conditions with respect to performance, service and repair. SWB has the right to cancel the agreement upon default by TSG. Therefore, there is no assurance that TSG will receive all of the scheduled payments or ship the products set forth in the agreement. However, as of January 31, 1998, TSG has met its obligations and has received all scheduled payments set forth in the agreement. In connection with this agreement, TSG recorded an additional warranty provision of $115 during the period ended December 18, 1997.

        TSG is committed to purchase approximately $5.5 million of product assemblies under the terms of a purchase order issued during the year ended March 28, 1997 pursuant to a manufacturing agreement entered into in October 1994. Upon a termination of the manufacturing agreement by TSG, TSG is obligated to purchase inventories held by the manufacturer and pay vendor cancellation and restocking charges, and a reasonable profit thereon. In addition, TSG was obligated to pay a cancellation penalty of up to $500 if it canceled its purchase obligation or a substantial portion thereof. As a result of TSG's delay in commencing production of the assemblies ordered during the year ended March 28, 1997, TSG was required to pay a penalty of $500, which was charged to operations during the period ended December 18, 1997.

        TSG provides warranties on its products for periods ranging from one to three years. During the period ended December 18, 1997, warranty obligations exceeded TSG's estimates. Accordingly, during the period ended December 18, 1997, TSG recorded an additional warranty provision of $135.

                      ELCOTEL, INC. AND SUBSIDIARIES
          UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

        On December 18, 1997, Elcotel, Inc. (the "Company"), a Delaware corporation, acquired Technology Service Group, Inc. ("TSG"), a Delaware corporation, via the merger (the "Merger") of Elcotel Hospitality Services, Inc. ("EHS"), a wholly owned subsidiary of the Company, into TSG, pursuant to an Agreement and Plan of Merger dated as of August 13, 1997 (as amended) among the Company, TSG and EHS (the "Merger Agreement"). Immediately following the consummation of the Merger, TSG became a wholly owned subsidiary of the Company. Pursuant to the Merger Agreement, each issued and outstanding share of common stock of TSG was converted into the right to receive 1.05 shares of common stock of the Company and in accordance with this formula, the stockholders of TSG were entitled to receive an aggregate of 4,944,292 shares of common stock of the Company. In addition, the Company agreed to issue 80,769 shares of common stock in payment of certain acquisition expenses. Further, as a result of the Merger, holders of options and rights to purchase shares of common stock of TSG pursuant to TSG's option and stock purchase plans received options and rights to purchase, at a proportionately reduced per share exercise price, a number of shares of common stock of the Company equal to 1.05 times the number of shares of common stock of TSG they were entitled to purchase immediately prior to the Merger under such options and rights. Similarly, holders of warrants to purchase shares of common stock of TSG received warrants to purchase, at a proportionately reduced per share exercise price, a number of shares of common stock of the Company equal to
1.05 times the number of shares of common stock of TSG they were entitled to purchase immediately prior to the Merger under such warrants.

        The Merger has been accounted for using the purchase method of accounting. Accordingly, the Merger consideration consisting of (i) the fair value of securities issued by the Company to effect the Merger, (ii) the fair value of outstanding common stock options and warrants of TSG converted into options and warrants of the Company, and (iii) the direct costs and expenses incurred by the Company in connection with the transaction has been allocated to the assets and liabilities of TSG at December 18, 1997 based on their estimated fair values. The condensed consolidated balance sheet of the Company at December 31, 1997 which reflects the acquisition of TSG is set forth on pages 1 through 11 of the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997, which balance sheet is incorporated herein by reference.

        The accompanying unaudited proforma consolidated statement of operations for the nine months ended December 31, 1997 sets forth the results of operations of the Company (which includes the results of operations of TSG from December 18, 1997, the date of acquisition) for the nine months ended December 31, 1997, the results of operations of TSG for the period
March 29, 1997 to December 18, 1997, and the pro forma adjustments that are directly attributable to the Merger and the use of the purchase method of accounting and the pro forma results of operations of the Company as if the Merger had been consummated on April 1, 1996. The accompanying unaudited proforma consolidated statement of operations for the year ended
March 31, 1997 sets forth the results of operations of the Company for the year ended March 31, 1997, the results of operations of TSG for the year ended March 28, 1997, and the pro forma adjustments that are directly attributable to the Merger and the use of the purchase method of accounting and the pro forma results of operations of the Company as if the Merger had been consummated on April 1, 1996.

        The historical consolidated financial information of the Company set forth in the accompanying unaudited pro forma consolidated statements of operations has been derived from the condensed consolidated financial statements of the Company included in the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997 and the consolidated financial statements of the Company set forth in the Company's Annual Report on Form 10-K for the year ended March 31, 1997. The historical consolidated financial information of TSG set forth in the accompanying pro forma consolidated statements of operations has been derived from the unaudited interim consolidated financial statements of TSG included elsewhere herein and the consolidated financial statements of TSG included in the Company's Registration Statement on Form S-4, Registration No. 333-38439, dated October 22, 1997.

        The unaudited pro forma consolidated statements of operations do not reflect anticipated cost reductions or revenue enhancements expected to be realized from the Merger. Accordingly, the unaudited pro forma consolidated statements of operations for the nine months ended December 31, 1997 and year ended March 31, 1997 are not necessarily indicative of the consolidated results of operations as they might have been had the Merger actually occurred on the dates indicated, nor are they necessarily indicative of future results.

                      ELCOTEL AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 NINE MONTHS ENDED DECEMBER 31, 1997
                (In thousands, except per share data)

                                                        TSG
                                                       Merger
                                                     Pro Forma            Pro
                         Elcotel        TSG         Adjustments          Forma
                        ---------    ---------      -------------     ---------
Net sales               $  27,975    $  20,304      $    (580) (a)    $  47,699
                        ---------    ---------      ---------         ---------

Costs and expenses:
  Cost of goods sold       16,578       17,347           (808) (b)       33,117
  Selling, general and
    administrative exp.     6,345        2,325            914  (c)        9,584
  Engineering, research
    and development exp.    2,795        1,286              -             4,081
  Interest (income) exp.      (62)         192              -               130
                        ---------    ---------      ---------         ---------
                           25,656       21,150            106            46,912
                        ---------    ---------      ---------         ---------
Income before income
  tax (expense) benefit     2,319         (846)          (686)              787
Income tax (expense)
  benefit                    (817)         284            181  (d)         (352)
                        ---------    ---------      ---------         ---------
Net income              $   1,502    $    (562)     $    (505)        $     435
                        =========    =========      =========         =========



Income per common and
  common equivalent
  share:
    Basic               $    0.18                                     $     .03
                        =========                                     =========
    Diluted             $    0.17                                     $     .03
                        =========                                     =========
Weighted average number
  of common and common
  equivalent shares
  outstanding:
    Basic                   8,433                                        13,219
                        =========                                     =========
    Diluted                 8,693                                        13,688
                        =========                                     =========





The accompanying notes are an integral part of this unaudited pro forma consolidated financial information.

                      ELCOTEL AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      YEAR ENDED MARCH 31, 1997
                (In thousands, except per share data)

                                                        TSG
                                                       Merger
                                                     Pro Forma            Pro
                         Elcotel        TSG         Adjustments          Forma
                        ---------    ---------      -------------     ---------
Net sales               $  26,832    $  33,472      $       -         $  60,304
                        ---------    ---------      ---------         ---------

Costs and expenses:
  Cost of goods sold       15,883       26,639           (557) (b)       41,965
  Selling, general and
    administrative exp.     6,358        3,272          1,211  (c)       10,841
  Engineering, research
    and development exp.    2,623        1,777              -             4,400
  Interest (income) exp.     (205)         400              -               195
  Other (income) expense     (331)        (159)             -              (490)
                        ---------    ---------      ---------         ---------
                           24,328       31,929            654            56,911
                        ---------    ---------      ---------         ---------
Income before income
  tax (expense) benefit     2,504        1,542           (654)            3,393
Income tax (expense)
  benefit                    (876)        (533)           256  (d)       (1,153)
                        ---------    ---------      ---------         ---------
Net income              $   1,628    $   1,010      $    (398)        $   2,240
                        =========    =========      =========         =========



Income per common and
  common equivalent
  share:
    Basic               $    0.20                                     $     .17
                        =========                                     =========
    Diluted             $    0.20                                     $     .16
                        =========                                     =========
Weighted average number
  of common and common
  equivalent shares
  outstanding:
    Basic                   8,096                                        13,121
                        =========                                     =========
    Diluted                 8,310                                        13,670
                        =========                                     =========




The accompanying notes are an integral part of this unaudited pro forma consolidated financial information.

                      ELCOTEL AND SUBSIDIARIES
      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
             (Dollars in thousands except per share data)

Basis of Presentation

        The Merger has been accounted for using the purchase method of accounting. Accordingly, the Merger consideration consisting of (i) the fair value of securities issued by the Company to effect the Merger, (ii) the fair value of outstanding common stock options and warrants of TSG converted into options and warrants of the Company, and (iii) the direct costs and expenses incurred by the Company in connection with the transaction has been allocated to the assets and liabilities of TSG at December 18, 1997 based on their estimated fair values. The condensed consolidated balance sheet of the Company at December 31, 1997 which reflects the acquisition of TSG is set forth on pages 1 through 11 of the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997 which balance sheet is incorporated herein by reference.

        The accompanying unaudited proforma consolidated statement of operations for the nine months ended December 31, 1997 sets forth the results of operations of the Company (which includes the results of operations of TSG from December 18, 1997, the date of acquisition) for the nine months ended December 31, 1997, the results of operations of TSG for the period
March 29, 1997 to December 18, 1997, and the pro forma adjustments that are directly attributable to the Merger and the use of the purchase method of accounting and the pro forma results of operations of the Company as if the Merger had been consummated on April 1, 1996. The accompanying unaudited proforma consolidated statement of operations for the year ended
March 31, 1997 sets forth the results of operations of the Company for the year ended March 31, 1997, the results of operations of TSG for the year ended March 28, 1997, and the pro forma adjustments that are directly attributable to the Merger and the use of the purchase method of accounting and the pro forma results of operations of the Company as if the Merger had been consummated on April 1, 1996.

        The historical consolidated financial information of the Company set forth in the accompanying pro forma consolidated statements of operations has been derived from the condensed consolidated financial statements of the Company included in the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997 and the consolidated financial statements of the Company set forth in the Company's Annual Report on Form 10-K for the year ended March 31, 1997. The historical financial information of TSG set forth in the accompanying pro forma consolidated statements of operations has been derived from the unaudited interim consolidated financial statements of TSG included elsewhere herein and the consolidated financial statements of TSG included in the Company's Registration Statement on Form S-4, Registration No. 333-38439, dated October 22, 1997.

        The unaudited pro forma consolidated statements of operations do not reflect anticipated cost reductions or revenue enhancements expected to be realized from the Merger. Accordingly, the unaudited pro forma consolidated statements of operations for the nine months ended December 31, 1997 and the year ended March 31, 1997 are not necessarily indicative of the consolidated results of operations as they might have been had the Merger actually occurred on the dates indicated, nor are they necessarily indicative of future results.

Merger Consideration

        The estimated merger consideration (or purchase price) is summarized as follows:

        Issuance of 4,944,292 shares of Elcotel common
          stock at a market price of $6.50 per share
          in exchange for 4,708,851 issued and outstanding
          shares of TSG common stock (based on an exchange
          ratio of 1.05 to 1)                                      $   32,138

        Fair value of outstanding common stock warrants,
        options and purchase rights of TSG                              2,595

        Estimated costs and expenses of the Merger                        872
                                                                    ---------
        Total merger consideration                                  $  35,605
                                                                    =========

        The average closing market price of Elcotel's common stock for a period of four days before and after the terms of the Merger were announced to the public of $6.50 per share has been used to determine the fair value of the shares of common stock issued in connection with the Merger.

        At December 18, 1997, there were outstanding warrants to purchase 575,000 shares of TSG's common stock at an exercise price of $11 per share (the "Public Warrants"), warrants to purchase 100,000 shares of TSG's common stock at a price of $10.80 per share (the "Underwriter Warrants") and options and rights to purchase an aggregate of 569,859 shares of TSG's common stock at exercise prices ranging from $1.00 per share to $10.812 per share under TSG's 1994 Omnibus Stock Plan (the "Stock Plan"), 1995 Non-Employee Director Stock Option Plan (the "Director Plan") and 1995 Employee Stock Purchase Plan (the "Employee Plan"). Under the terms of the Merger Agreement, TSG's warrants, options and purchase rights were converted into warrants, options and rights to purchase, at a proportionately reduced per share exercise price, a number of shares of common stock of the Company equal to 1.05 times the number of shares of common stock of TSG they were entitled to purchase immediately prior to the Merger under such warrants, options and rights. Accordingly, the estimated fair value of outstanding common stock warrants, options and rights to purchase common stock of TSG is included as a component of the merger consideration.

        The following table summarizes the number and exercise prices of stock options and purchase rights outstanding under the Stock Plan, Director Plan and Employee Plan at December 18, 1997, and as adjusted after giving effect to the Merger, and their estimated fair values:




                      Number of
     Number of         Options                     Exercise
      Options        Outstanding      Exercise       Price          Fair
    Outstanding     (As Adjusted)       Price     (As Adjusted)     Value
    -----------     -------------     --------    -------------   --------

       335,250        352,013         $  1.00       $   .95       $  1,803
        83,000         87,150            5.00          4.76            252
         3,000          3,150            5.25          5.00              9
        20,000         21,000            8.50          8.10             36
       110,250        115,763            9.50          9.05             52
         3,875          4,069          10.781         10.27              4
         6,000          6,300          10.812         10.30              8
         8,484          8,908            4.25          4.05              8
       -------        -------                                     --------
       569,859        598,353                                     $  2,172
       =======        =======                                     ========



        The following table summarizes the number and exercise prices of common stock purchase warrants outstanding at December 18, 1997, and as adjusted after giving effect to the Merger, and their estimated fair values:




                      Number of
     Number of        Warrants                     Exercise
     Warrants        Outstanding      Exercise       Price          Fair
    Outstanding     (As Adjusted)       Price     (As Adjusted)     Value
    -----------     -------------     --------    -------------   --------

       575,000        603,750         $ 11.00       $ 10.48       $    252
       100,000        105,000           10.80         10.29            171
       -------        -------                                     --------
       675,000        708,750                                     $    423
       =======        =======                                     ========

        The estimated fair value of the Public Warrants has been determined based on the closing market price of the securities on December 18, 1997. The estimated fair value of the Underwriter Warrants and outstanding common stock options and purchase rights of TSG has been determined using the Black-Scholes option pricing model. The significant weighted-average assumptions used to estimate the fair value of the Underwriter Warrants and common stock options and purchase rights of TSG outstanding at December 18, 1997 are summarized below:


        Underwriter Warrants:
          Expected volatility                   54.4%
          Expected life                         3 years
          Risk-free interest rate               6.25%
          Expected dividend yield               None
        Stock Plan:
          Expected volatility                   54.4%
          Expected life                         2.5 years
          Risk-free interest rate               6.25%
          Expected dividend yield               None
        Employee Plan:
          Expected volatility                   54.4%
          Expected life                         1/2 year
          Risk-free interest rate               5.34%
          Expected dividend yield               None
        Director Plan:
          Expected volatility                   54.4%
          Expected life                         2 years
          Risk-free interest rate               6.08%
          Expected dividend yield               None

        The estimated direct costs and expenses incurred by Elcotel in connection with the Merger and included as a component of the merger consideration are estimated as follows:


          Investment banking fees               $    525
          Fairness opinion                           107
          Legal fees                                  82
          Accounting and valuation fees               44
          Other                                       88
                                                --------
          Total                                 $    872
                                                ========

        Under the terms of an agreement dated April 1, 1997, Elcotel retained Cameron Associates ("Cameron") to provide investment banking services and render financial and business advice to Elcotel with respect to a strategic business combination. Elcotel agreed to pay Cameron an aggregate fee of $325, including expenses, upon consummation of a transaction, such as the Merger. The fee is payable either in cash or in shares of Elcotel's common stock. Elcotel intends to issue 50,000 shares of its common stock in satisfaction of the obligation in accordance with the terms of the agreement and has accrued this liability in its financial statements for the nine months ended December 31, 1997.

        Under the terms of an agreement dated July 17, 1997, TSG retained Wexford Management, an affiliate of TSG's majority stockholder, Wexford Partners Fund LP, to provide assistance and render financial and business advice to TSG in connection with the Merger. TSG agreed to pay Wexford Management an aggregate fee of $200, including expenses, upon consummation of the Merger or other transaction involving the sale or exchange of all or substantially all of TSG's common stock. The fee is payable in cash or, at the option of Elcotel, in shares of Elcotel's common stock. Elcotel issued 30,769 shares of common stock upon consummation of the Merger in satisfaction of the obligation.

Unaudited Pro Forma Consolidated Balance Sheet Adjustments Related to the Merger

        Elcotel has estimated the adjustments required to allocate the Merger consideration to the assets and liabilities of TSG at December 18, 1997 based on their estimated fair values. The allocations are subject to final determinations based on independent appraisals and other evaluations of fair value as of the date of the Merger. Therefore, the allocations reflected in the condensed consolidated balance sheet of Elcotel at December 31, 1997 included in the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997, which balance sheet is incorporated herein by reference, may differ from the amounts ultimately determined. Unless otherwise indicated, differences between the amounts included in Elcotel's condensed consolidated balance sheet at December 31, 1997 and the final allocations are not expected to have a material effect on the unaudited pro forma consolidated financial information.

        A summary of the allocation of the Merger consideration to the assets and liabilities of TSG as of December 18, 1997 based on Elcotel's estimates of their fair value is set forth below.

        Cash and temporary investments                          $     239
        Accounts and notes receivable                               3,703
        Inventories                                                 6,490
        Refundable income taxes                                       469
        Deferred tax asset, current                                 3,446
        Prepaid expenses and other current assets                      12
        Property, plant and equipment                                 782
        Intangible assets                                           7,530
        Other assets                                                   29
        Accounts payable and accrued expenses                      (4,992)
        Borrowings under lines of credit                           (3,970)
        Deferred tax liability, non-current                        (1,358)
                                                                ---------
        Net assets acquired                                        12,380
        Excess of purchase price over net assets acquired          23,225
                                                                ---------
               Total merger consideration                       $  35,605
                                                                =========
        Elcotel intends to discontinue certain products manufactured and marketed by TSG and outsource the assembly of printed circuit boards previously assembled by TSG. The allocation of merger consideration to the estimated fair value of inventories has been decreased by $4,810 to reflect the estimated net realizable value of inventories related to products to be discontinued and inventories of components related to printed circuit board assembly operations.

        Identifiable intangible assets are comprised of TSG's trade names at an estimated fair value of $2,869, assembled workforce at an estimated fair value of $1,372, product software at an estimated fair value of $847, patented technology at an estimated fair value of $419 and customer contracts at an estimated fair value of $2,023.

        At December 18, 1997, TSG had net operating loss carryforwards of $11,098 available to reduce future taxable income, which expire from 1998 to 2010. However, the utilization of these net operating loss carryforwards is subject to an annual limitation of approximately $200 as a result of a previous change in ownership of TSG. Accordingly, it is more likely than not that the future tax benefits of net operating loss carryforwards of approximately $2,909 will not be realized, and a corresponding valuation allowance has been provided in the purchase price allocation.

        The fair value of accrued liabilities includes the estimated costs to terminate the employment of certain employees of TSG and to relocate certain employees and property of TSG. These costs have been estimated based on Elcotel's preliminary integration and consolidation plan. Employee termination costs reflecting the estimated cost of severance and salary continuation arrangements and related employee benefits have been estimated at $319. The costs of relocating employees and property of TSG have been estimated at $405.

Unaudited Pro Forma Consolidated Statements of Operations Adjustments Related to the Merger

        Adjustments to the Unaudited Pro Forma Consolidated Statements of Operations related to the Merger are as follows:


                                                     Nine
                                                    Months             Year
                                                    Ended              Ended
                                                 December 31,        March 31,
                                                      1997              1997
                                                 ------------      ------------

(a)  Sales
Elimination of Elcotel's sales to TSG            $      (580)      $        --
                                                 ============      ============

(b)  Cost of Goods Sold
Elimination of TSG's cost of goods sold
  related to Elcotel's sales to TSG              $      (580)      $        --
Decrease in depreciation expense resulting
  from an increase in the basis of
  property, plant and equipment and their
  estimated useful lives                                (228)             (557)
                                                 ------------      ------------
                                                 $      (808)      $      (557)
                                                 ============      ============

(c)  General and administrative expenses
Amortization of the excess of the purchase
  price over net assets acquired (goodwill)
  resulting from the Merger                      $       474       $       664
Amortization of identifiable intangible
  assets resulting from the Merger                       589               824
Elimination of amortization of intangible
  assets recorded in the historical financial
  statements of TSG                                     (110)             (168)
Elimination of amortization of goodwill recorded
  in the historical financial statements of TSG          (39)             (109)
                                                 ------------      ------------
                                                 $       914       $     1,211
                                                 ============      ============

(d)  Income tax (expense) benefit
(Increase) decrease in income tax expense
  resulting from allocation to deferred tax
  assets                                         $        (1)      $         7
(Increase) decrease in income tax expense to
  reflect the pro forma effect on income tax
  expense resulting from the Merger                      182               249
                                                 ------------      ------------
                                                 $       181       $       256
                                                 ============      ============

        The fair value of intangible assets included in the allocation of the Merger consideration is being amortized over their estimated useful lives as follows:


                Goodwill                       35 years
                Trade names                    35 years
                Assembled workforce            35 years
                Product software                5 years
                Patented technology             4 years
                Customer contracts           3.45 years

        The pro forma effective tax rate exceeds federal and state statutory tax rates primarily as a result of non-deductible goodwill amortization expense arising from the Merger.

Unaudited Pro Forma Income per Common and Common Equivalent Share

        Pro forma unaudited basic income per common and common equivalent share for the nine months ended December 31, 1997 and year ended
March 31, 1997 is computed on the basis of the weighted average number of common shares outstanding during the period and assuming that the shares of common stock issued to TSG's stockholders, Wexford Management and Cameron were issued on April 1, 1996. Pro forma unaudited diluted income per common and common equivalent share for the nine months ended December 31, 1997 and year ended March 31, 1997 is computed on the basis of the weighted average number of common shares and common equivalent shares outstanding during the period and assuming that the shares of common stock issued to TSG's stockholders, Wexford Management and Cameron were issued and that TSG's outstanding common stock warrants, options and purchase rights were converted on April 1, 1996.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  February 27, 1998


                                                    ELCOTEL, INC.


                                                    By:  /s/ Ronald M. Tobin
                                                         ----------------------
                                                         Ronald M. Tobin
                                                         Vice President and
                                                         Chief Financial Officer